                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

GARDNER DENVER, INC.

................................................................................
(Name of Registrant as Specified In Its Charter)

................................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:

       ........................................................................
    2) Aggregate number of securities to which transaction applies:

       ........................................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       ........................................................................
    4) Proposed maximum aggregate value of transaction:

       ........................................................................
    5) Total fee paid:

       ........................................................................
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

       ........................................................................
    2) Form, Schedule or Registration Statement No.:

       ........................................................................
    3) Filing Party:

       ........................................................................
    4) Date Filed:

       ........................................................................

[GARDNER DENVER LOGO]

                                                      March 21, 2003

TO OUR STOCKHOLDERS:

    You are cordially invited to attend the 2003 Annual Meeting of Stockholders on Tuesday, May 6, 2003 at 1:30 p.m., at the Quincy
Country Club, 2410 State Street, Quincy, Illinois.

    The attached Notice and Proxy Statement describe the business of the meeting. After the transaction of formal business, a question and answer period will follow.

    We look forward to a significant vote of the Common Stock, either in person or by proxy. This year, three convenient ways to vote your proxy are offered by Gardner Denver. If you are a stockholder of record, you may use the toll-free telephone number on the proxy card to vote your shares. You may also vote your shares via the Internet by following the simple instructions on the proxy card. If you prefer, simply complete, date, sign and return your proxy card in the enclosed stamped and addressed envelope. Regardless of your method of voting, you may revoke your proxy and vote in person if you decide to attend the Annual Meeting. Your support is appreciated, and we hope that you will be able to join us at the May 6 meeting.

                                       Cordially,

                                       /s/ Ross J. Centanni

                                       Ross J. Centanni
                                       Chairman, President and
                                         Chief Executive Officer

                        GARDNER DENVER, INC.
                      1800 GARDNER EXPRESSWAY
                       QUINCY, ILLINOIS 62305

           NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

    The 2003 Annual Meeting of Stockholders of Gardner Denver, Inc. (the "Company") will be held at the Quincy Country Club, 2410 State Street, Quincy, Illinois on Tuesday, May 6, 2003 at 1:30 p.m., for the following purposes:

    1. To elect two directors to serve for a three-year term each;
       and

    2. To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on March 7, 2003, are entitled to notice of and to vote at the meeting. Stockholders of record may vote their proxy by completing the enclosed proxy card, calling the toll-free number indicated on the proxy card, or accessing the Internet website specified in the instructions included on the proxy card. A stockholder may revoke a proxy at any time before it is voted at the meeting by following the procedures described in the attached Proxy Statement.

                       FOR THE BOARD OF DIRECTORS

                       Tracy D. Pagliara
                       Vice President, General Counsel and Secretary

Quincy, Illinois
March 21, 2003

                    RETURN OF PROXIES REQUESTED

       --------------------------------------------------
        TO ASSURE YOUR REPRESENTATION AT THE MEETING,
        PLEASE (1) SIGN, DATE AND PROMPTLY MAIL THE
        ENCLOSED PROXY CARD, FOR WHICH A RETURN ENVELOPE
        IS PROVIDED; (2) CALL THE TOLL-FREE NUMBER
        INDICATED ON THE ENCLOSED PROXY CARD; OR
        (3) ACCESS THE INTERNET WEBSITE SPECIFIED IN
        THE INSTRUCTIONS ON THE PROXY CARD.
       --------------------------------------------------

                        GARDNER DENVER, INC.
                      1800 GARDNER EXPRESSWAY
                       QUINCY, ILLINOIS 62305

                          PROXY STATEMENT

                        GENERAL INFORMATION

    The accompanying proxy is solicited by the Board of Directors of Gardner Denver, Inc. (the "Company" or "Gardner Denver") and will be voted in accordance with the instruction given (either in a signed proxy card or voted through the toll-free telephone or Internet procedures described below) and not revoked. A stockholder may revoke a proxy at any time before it is voted by (1) giving notice to the Company in writing, (2) submitting another proxy that is properly signed and later dated, or (3) voting in person at the meeting. Attendance at the meeting will not in and of itself revoke a proxy.

    This Proxy Statement and the enclosed proxy card were first mailed to stockholders on or about March 21, 2003. The record date for determining the stockholders entitled to vote at the meeting was the close of business on March 7, 2003 (the "Record Date"). On that date, the outstanding voting securities of the Company were 16,026,994 shares of Common Stock, par value $0.01 ("Common Stock"). Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock is required to establish a quorum. The enclosed proxy card indicates on its face the total number of shares of Common Stock registered in your name on the Record Date, whether held in book entry or certificate form.

    The Company is not aware of any matter that will be presented to the meeting for action on the part of the stockholders other than that stated in the notice. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment. Abstentions will be considered present at the meeting for purposes of determining a quorum with respect to items brought before the meeting but will not be counted as voting for or against the proposal to which it relates.

    Brokers holding shares for beneficial owners must vote these shares according to specific instructions received from the owner. If specific instructions are not received, brokers may vote these shares in their discretion on certain routine matters, such as the election of directors. However, the New York Stock Exchange rules preclude brokers from exercising their voting discretion on certain proposals. In these cases, if they have not received specific instructions from the beneficial owner, brokers may not vote on the proposals, resulting in what is known as a "broker non-vote." Any "broker non-vote" will be considered present for quorum purposes with respect to items brought before the meeting but will not be counted as voting for or against the proposal to which it relates.

    Stockholders of record may vote using the toll-free number listed on the proxy card, or via the Internet or they may complete, sign, date and mail the enclosed proxy card in the postage paid envelope provided. The telephone and Internet voting procedures are designed to authenticate stockholders' identities. The procedures allow stockholders to give their voting instructions and confirm that their instructions have been properly recorded. Specific instructions to be followed by any stockholder of record interested in voting by telephone or the Internet are set forth on the enclosed proxy card.

    Stockholders may vote by telephone or through the Internet 24 hours a day, 7 days a week. Telephone or Internet votes must be received by 11:59 p.m. Eastern Time on May 5, 2003 for all shares of Common Stock, except shares held in the Gardner Denver, Inc. Retirement Savings Plan (and the Gardner Denver, Inc. Supplemental Excess Defined Contribution Plan) and/or the Gardner Denver, Inc. Savings Plan (collectively, the "Savings Plans").

    Shares of Common Stock held in the Savings Plans will be voted by UMB Bank, N.A. ("UMB Bank"), as trustee of the Savings Plans.
The enclosed proxy card includes the number of equivalent shares credited to your account. Voting instructions to UMB Bank regarding your Savings Plans shares must be received by 11:59 p.m. Eastern Time on May 2, 2003. Such voting instructions can be made in the same manner as other shares of Common Stock are voted by proxy (i.e., by returning the proxy card by mail or voting by telephone or through the Internet as described above).

    After May 2, 2003, all Savings Plans shares for which voting instructions have not been received and shares not yet allocated to participants' accounts will be voted by UMB Bank in the same proportion (for or against) as the shares for which instructions are received from participants. If you fail to return a proxy properly signed or to cast your votes via the Internet or by phone by May 2, 2003, the equivalent shares of Common Stock credited to your Savings Plans account will be voted by UMB Bank in the same proportion as the shares for which instructions were received from other Savings Plans participants.

    A vote by telephone or through the Internet authorizes UMB Bank and the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card. Therefore, if you vote by telephone or Internet, there is no need to return the proxy card.

    The cost of soliciting proxies will be paid by the Company. The Company will, upon request, reimburse brokerage houses, custodians, nominees and others for their out-of-pocket and reasonable clerical expenses incurred in connection with such solicitation. For the purpose of obtaining broad representation at the meeting, Georgeson Shareholder Communications Inc. has been retained by the Company to assist in the solicitation of proxies at an anticipated cost of approximately $10,000 plus reimbursement of reasonable expenses. Officers and employees of the Company, without being additionally compensated, may also make requests for the return of proxies by letter, telephone or other means or in person.

                 PROPOSAL I--ELECTION OF DIRECTORS

    The authorized number of directors of the Company is presently fixed at seven. The directors are divided into three classes, with one class having three members and two classes having two members each. Directors in each class are elected for three-year terms so that the term of office of one class of directors expires at each annual meeting.

    For election as directors at the Annual Meeting of Stockholders to be held on May 6, 2003, the Board of Directors has approved the nominations of Ross J. Centanni and Richard L. Thompson, who are currently directors, to serve for three-year terms expiring in 2006. The affirmative vote of a majority of the outstanding shares of Common Stock having voting power present at the meeting, in person or by proxy, is required to elect each of the nominees to the director position. If you vote your proxy through a signed proxy card or by using the telephone or Internet procedures available, but do not indicate your voting preference, the shares represented by your proxy will be voted for the election of the nominees for director named in this Proxy Statement.

    If any one of the nominees becomes unavailable or unwilling for good reason for election, the accompanying proxy will be voted for the election of such person, if any, as shall be recommended by the Board of Directors, or will be voted in favor of holding a vacancy to be filled by the directors. The Company has no reason to believe that any nominee will be unavailable or unwilling.

    The following information is provided regarding the nominees for election as a director and each of the other directors who will continue in office after the meeting.

                              NOMINEES FOR ELECTION


[PHOTO] ROSS J. CENTANNI, age 57, has been President and Chief Executive Officer and a director of Gardner Denver since its incorporation in November 1993. He has been Chairman of Gardner Denver's Board of Directors since November 1998. Prior to Gardner Denver's spin-off from Cooper Industries, Inc. ("Cooper") in April 1994, he was Vice President and General Manager of Gardner Denver's predecessor, the Gardner-Denver Industrial Machinery Division, where he also served as Director of Marketing from August 1985 to June 1990. He has a B.S. degree in industrial technology and an M.B.A. degree from Louisiana State University. Mr. Centanni is a director of Esterline Technologies, a publicly held manufacturer of components for avionics, propulsion and guidance systems, and Denman Services, Inc., a privately held supplier of medical products. He is also a member of the Petroleum Equipment Suppliers Association Board of Directors and a member of the Executive Committee of the International Compressed Air and Allied Machinery Committee.

[PHOTO] RICHARD L. THOMPSON, age 63, was elected to the Gardner Denver Board of Directors in November 1998. Since 1995,
           Mr. Thompson has served as a Group President and Executive Office Member of Caterpillar Inc. ("Caterpillar"), a publicly held manufacturer of construction machinery and equipment. He earned a B.S. in electrical engineering and an M.B.A. from Stanford University and has completed the Caterpillar Advanced Management Program. Mr. Thompson is a Director of the National Association of Manufacturers in Washington, D.C. and also presently serves on the Boards of Directors of Lennox International, Inc. and Proctor Community Hospital.

         DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

            TERMS EXPIRING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

[PHOTO] FRANK J. HANSEN, age 61, has been a director of Gardner Denver since June 1997. Mr. Hansen was the President and Chief Executive Officer of IDEX Corporation ("IDEX"), a publicly held manufacturer of proprietary fluid handling and industrial products, from April 1999 until his retirement in April 2000. He was President and Chief Operating Officer from January 1998 to April 1999 and Senior Vice President and Chief Operating Officer from July 1994 until January 1998. Mr. Hansen has a B.S. degree in Business Administration from Portland State University.

[PHOTO] THOMAS M. MCKENNA, age 65, has been a director of Gardner Denver since its spin-off from Cooper in April 1994. Mr. McKenna served as the President of United Sugars Corporation, a marketing cooperative which is one of the nation's largest sugar marketers to both the industrial and retail markets, from December 1998 until his retirement in December 2002. He was President and Chief Executive Officer of Moorman Manufacturing Company ("Moorman"), a privately held manufacturer of agricultural supplies, from August 1993 until January 1998. Mr. McKenna has a B.A. degree from St. Mary's College and an M.B.A. from Loyola University.

[PHOTO] DIANE K. SCHUMACHER, age 49, has been a director of Gardner Denver since August 2000. Ms. Schumacher has served as
           Senior Vice President, General Counsel and Secretary of Cooper from 1995 to 2003 and presently serves as Senior Vice President, General Counsel and Chief Compliance Officer.
           Ms. Schumacher holds a B.A. degree in economics from Southern Illinois University and a JD degree from DePaul University College of Law. She has also completed the Harvard Advanced Management Program and serves as a director of the American Arbitration Association and is a member of the Executive Committee. Ms. Schumacher is a member of the External Advisory Board for Southern Illinois University College of Business Administration.

            TERMS EXPIRING AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

[PHOTO] DONALD G. BARGER, JR., age 60, has been a director of Gardner Denver since its spin-off from Cooper in April 1994. Mr. Barger has been the Senior Vice President and Chief Financial Officer of Yellow Corporation ("Yellow"), a publicly held company specializing in the transportation of goods and materials, since December 2000. Prior to joining Yellow, he served as Vice President and Chief Financial Officer of Hillenbrand Industries Inc. ("Hillenbrand"), a publicly held company serving healthcare and funeral services, from March 1998 until December 2000. Mr. Barger was also Vice President, Chief Financial Officer of Worthington Industries, Inc., a publicly held manufacturer of metal and plastic products and processed steel products, from September 1993 until joining Hillenbrand. Mr. Barger has a B.S. degree from the United States Naval Academy and an M.B.A. from the University of Pennsylvania, Wharton School of Business. Mr. Barger is a director of the Quanex Corporation.

[PHOTO] RAYMOND R. HIPP, age 60, has been a director of Gardner Denver since November 1998. Since July 2002, Mr. Hipp has served as a strategic alternative and merger and acquisition consultant. Mr. Hipp served as Chairman, President and CEO and a Director of Alternative Resources Corporation ("ARC"), a provider of information technology staffing and component outsourcing, a position he held from July 1998 until his retirement in June 2002. From August 1996 until May 1998, Mr. Hipp was the Chief Executive Officer of ITI Marketing Services, a provider of telemarketing services. Mr. Hipp has a B.S. degree from Southeast Missouri State University.

             COMMITTEES, COMPENSATION AND GOVERNANCE OF
                       THE BOARD OF DIRECTORS

    The Company's Board of Directors (the "Board") held four meetings during 2002. The Board has a standing Audit and Finance Committee, a standing Management Development and Compensation Committee and a standing Nominating and Corporate Governance Committee, each composed exclusively of nonemployee directors.

BOARD OF DIRECTORS COMMITTEES

    The Audit and Finance Committee. The Audit and Finance Committee, currently composed of Donald G. Barger, Jr., Chairperson, Frank J. Hansen and Raymond R. Hipp, held three meetings during 2002. All members of the Audit and Finance Committee are independent, in accordance with Section 303.01 of the New York Stock Exchange listing standards. The Board adopted a new written charter for the Audit Committee, effective February 25, 2003, a copy of which is attached to this proxy as Annex A.

    The purpose of the Audit and Finance Committee is to assist the Board in fulfilling its oversight responsibilities with respect to:

    1. The integrity of the Company's financial statements and financial information provided to shareholders and others;

    2. The adequacy and effectiveness of the Company's disclosure controls and procedures and its internal controls and procedures for financial reporting;

    3. The adequacy and effectiveness of the Company's financial reporting principles and policies;

    4. The adequacy and effectiveness of the Company's internal and external audit processes; and

    5. The adherence to the Company's regulatory compliance policies and procedures.

    The specific functions of the Audit and Finance Committee include:

    * Appointment, discharge and oversight of the Company's independent auditors;

    * Review of the planned scope and results of the internal auditors' and independent auditors' audit and examination of the Company's financial results;

    * Review of the Company's financial statements with management, as well as with the Company's independent auditors;

    * Review and assessment of the scope and results of the Company's disclosure controls and procedures, internal controls and critical accounting policies;

    * Review of accounting changes having a material impact on the financial statements of the Company and filings made with the Securities and Exchange Commission as required;

    * Participation in conferences and reviews with the independent auditors as may be deemed desirable by either the Audit and Finance Committee, the auditors or management, and reporting to the Board the results of such reviews and conferences;

    * Monitor compliance with the Company's Corporate Conflicts of Interest and Ethical Conduct Policy; review information concerning environmental, legal and other matters which may represent material financial exposure; and

    * Oversight of the Company's Benefits Committee in its establishment of investment objectives, policies and performance criteria for the management of the Company's retirement and benefit plan assets.

The Audit and Finance Committee has authority to retain outside financial and legal advisors to assist it in meeting any of the above obligations, as necessary and appropriate, and to ensure that the Company provides appropriate funding to pay the fees and expenses of such advisors.

    The Management Development and Compensation Committee. The Management Development and Compensation Committee, currently composed of Richard L. Thompson, Chairperson, Thomas M. McKenna and Diane K. Schumacher, held three meetings during 2002. The purpose of the Management Development and Compensation Committee is to assist the Board in discharging its responsibilities relating to executive selection, retention and compensation and succession planning. The specific functions of the Management Development and Compensation Committee include:

    * Review and consider succession planning, executive performance and organizational structure and assist the Chief Executive Officer in developing recommendations in these areas for Board consideration;

    * Review and consult with the Chief Executive Officer concerning selection of officers, management succession planning, executive performance, organizational structure and matters related thereto and assist the Chief Executive Officer in developing recommendations concerning the same from time to time for Board consideration;

    * Review and consult with the Chief Executive Officer concerning the establishment of reasonable compensation for officers, including incentive compensation and bonuses, deferred compensation, pensions, and other benefits;

    * Designate those employees who will receive grants of stock options and other awards under the Company's Long-Term Incentive Plan (the "Incentive Plan") and the Management Annual Incentive Plan (the "Annual Incentive Plan") and the type and size of such grants;

    * Administer the Employee Stock Purchase Plan, including amendments and restatements as appropriate; and

    * Recommend to the Board one or more candidates for Chief Executive Officer in the event the position becomes unexpectedly vacant.

The Management Development and Compensation Committee has authority to retain outside financial and legal advisors to assist it in meeting any of the above obligations, as necessary and appropriate, and to ensure that the Company provides appropriate funding to pay the fees and expenses of such advisors.

    The Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, currently composed of Diane K. Schumacher, Chairperson, Thomas M. McKenna and Richard L. Thompson, was appointed by the Board on November 12, 2002 and did not hold any meetings during 2002. The purpose of the Nominating and Corporate Governance Committee is to make recommendations to the Board on director nominees, Board practices and corporate governance practices and principles. The specific functions of the Nominating and Corporate Governance Committee include:

    * Review with management and evaluate the overall effectiveness of the organization of the Board, its incumbent members and the conduct of its business, and make appropriate recommendations to the Board with regard thereto;

    * At least annually, review membership of the various Board
      Committees;

    * Develop and maintain criteria and procedures for the identification and recruitment of candidates for election to serve as directors of the Company;

    * Review the appropriateness and adequacy of information supplied to directors prior to and during Board meetings;

    * Review from time to time compensation (including benefits) for services to the Company by its directors, and make recommendations with regard thereto to the Board.

The Nominating and Corporate Governance Committee has authority to retain outside financial and legal advisors to assist it in meeting any of the above obligations, as necessary and appropriate, and to ensure that the Company provides appropriate funding to pay the fees and expenses of such advisors.

COMPENSATION OF DIRECTORS

    For 2002, the Company's nonemployee directors each received an annual retainer of $28,000. At the beginning of 2002, the annual retainer was $16,000. However, effective May 7, 2002, the Board increased the annual retainer to $28,000. Additionally, nonemployee directors received meeting attendance fees of $1,250 per meeting for Board meetings and $1,000 per meeting for committee meetings. Directors were also reimbursed for reasonable expenses incurred in connection with attending Board and committee meetings.

    The Gardner Denver, Inc. Phantom Stock Plan for Outside Directors (the "Phantom Stock Plan") has been established to more closely align the interests of the nonemployee directors and the Company's stockholders by increasing each nonemployee director's proprietary interest in the Company in the form of "phantom stock units."

    Under the Phantom Stock Plan, which is an unfunded plan, the Company credits the equivalent of $7,000 annually, in equal monthly amounts, to the phantom stock unit account of each nonemployee director. Phantom stock units are credited based upon the previous month's average closing price per share for the Company's

Common Stock. Each nonemployee director may also elect to defer all or some portion of his annual director's fees under the Phantom Stock Plan and have such amount credited on a monthly basis as phantom stock units, based on the previous month's average closing price per share for the Company's Common Stock. If the Company were to pay dividends, dividend equivalents would be credited to each nonemployee director's account on the dividend record date.

    The fair market value of a director's account will be distributed as a cash payment to the director (or his beneficiary) on the first day of the month following the month in which the director ceases to be a director of the Company for any reason. Alternatively, a director may elect to have the fair market value of his or her account distributed in twelve or fewer equal monthly installments, or in a single payment on a predetermined date within one year after he ceases to be a director, but without interest on the deferred payments. The fair market value of a director's account is determined by reference to the average closing price per share for the Company's Common Stock during the thirty trading days immediately preceding the date the director ceases to be a director. The following table summarizes the number of phantom stock units credited to each nonemployee director as of March 7, 2003.

                                                PHANTOM STOCK
             NAME                                   UNITS
             ----                               -------------
      Donald G. Barger, Jr....................      3,654
      Frank J. Hansen.........................      1,669
      Raymond R. Hipp.........................      2,610
      Thomas M. McKenna.......................     10,899
      Diane K. Schumacher.....................        831
      Richard L. Thompson.....................      5,339
                                                   ------
          Total...............................     25,002
                                                   ======

    Pursuant to the Incentive Plan, for 2002, the Board granted each nonemployee director an option to purchase 4,500 shares of the Company's Common Stock, on the date following commencement of the 2002 Annual Stockholders Meeting. Nonemployee director stock options become exercisable on the first anniversary of the date of grant and terminate upon the expiration of five years from such date. If a person ceases to be a nonemployee director by virtue of disability or retirement (after having completed at least one three-year term), outstanding options generally remain exercisable for a period of five years (but not later than the expiration date of the options). If a person ceases to be a nonemployee director by virtue of death (or dies during the five-year exercise period after disability or retirement described above), outstanding options generally remain exercisable for a period of one year (but not later than the expiration date of the options). If a nonemployee director's service terminates for any other reason, options not then exercisable are canceled and options that are exercisable may be exercised at any time within ninety days after such termination (but not later than the expiration date of the options). Additionally, upon the occurrence of a change of control, as defined in the plan, these options will be canceled in exchange for a cash payment equal to the appreciation in value of the options over the exercise price as set forth in the plan. The exercise price of these options is the fair market value of the Common Stock on the date of grant.

CORPORATE GOVERNANCE

    The Board has adopted a policy regarding Corporate Governance. The objective of this policy is to ensure that the Board maintains its independence, objectivity and effectiveness in fulfilling its responsibilities to the Company's stockholders. Among other things, the policy describes: the criteria for selection and retention of outside directors; Board independence; administrative practices of the Board; the composition and compensation of the Board; and the principles under which management shall direct and operate the business of the Company and its subsidiaries. The policy provides that the majority of the Board should be nonemployee directors, with varied and complementary backgrounds. Directors may serve on the boards of directors of no more than four for-profit organizations, including the Company, and interlocking directorships are prohibited. The policy specifies that a nonemployee director will retire at age 70 years and that, at any one time, no less than 50% of the number of nonemployee directors shall be actively employed.

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

    On November 12, 2002, the Board appointed Mr. Frank J. Hansen to serve as its Lead Nonemployee Director. In this capacity, Mr. Hansen will fulfill the duties of the Chairman of the Board at Board meetings as president pro tem, when the Chairman is unavailable, and will lead the discussion of nonemployee directors during executive sessions of the nonemployee directors.

                  SECURITY OWNERSHIP OF MANAGEMENT
                   AND CERTAIN BENEFICIAL OWNERS

    The Company maintains Stock Ownership Guidelines for its nonemployee directors, executive officers and other key employees. Under these guidelines, each nonemployee director is expected to maintain an equity interest in the Company equal to three times his or her annual cash compensation at the end of five years of service on the Board. The guidelines also require that the CEO maintain an equity interest equal to five times his annual base salary and each executive officer maintain an equity interest in the Company equal to three times his or her annual base salary. These equity interests are to be achieved by the fifth anniversary of each individual's appointment as an executive officer. Common Stock held directly by the officer and indirectly for the benefit of the officer in the Savings Plans and the related Supplemental Excess Defined Contribution Plan ("Excess Defined Contribution Plan") are considered in determining compliance with these guidelines.

    The following table sets forth, as of March 7, 2003, information with respect to the beneficial ownership of the Company's Common Stock by (a) each director, (b) each of the Company's four most highly compensated executive officers in 2002 who is not a director, and (c) all directors and executive officers as a group. A separate table is also included which sets forth each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of December 31, 2002 (except as otherwise indicated).

                                                                       AMOUNT AND NATURE OF
                                                                       BENEFICIAL OWNERSHIP
                                                             ----------------------------------------
                                                                DIRECT                   EMPLOYEE        PERCENT
           NAME OF BENEFICIAL OWNERS                         OWNERSHIP(1)             401(K) PLANS(2)    OF CLASS
           -------------------------                         ------------             ---------------    --------
DIRECTORS
Donald G. Barger, Jr.......................................     24,760(3)                                    *
Ross J. Centanni...........................................    514,774(3),(4),(5)          22,394          3.35%
Frank J. Hansen............................................     16,047(3)                                    *
Raymond R. Hipp............................................     12,000(3)                                    *
Thomas M. McKenna..........................................     21,966(3)                                    *
Diane K. Schumacher........................................      5,438(3)                                    *
Richard L. Thompson........................................     10,200(3)                                    *

NAMED EXECUTIVE OFFICERS (NOT DIRECTORS)
Michael S. Carney..........................................      4,000(3)                     713            *
Philip R. Roth.............................................    105,590(3)                   5,519            *
J. Dennis Shull............................................    130,920(3),(6)               8,712            *
Tracy D. Pagliara..........................................     17,619(3)                   1,305            *
All directors and executive officers as a group............    863,314(3),(4),(5),(6)      38,643          5.63%

--------
*   Less than 1%

(1) Each beneficial owner has sole voting and investment power with respect to all shares, except as indicated
    below.

(2) Each beneficial owner has sole voting power, but limited investment power with respect to all shares held in the Savings Plans, which are 401(k) plans, and the related Excess Defined Contribution Plan.

(3) Includes shares that could be acquired by the exercise of stock options granted under the Incentive Plan that are currently exercisable or exercisable within 60 days after March 7, 2003, as follows: 12,000 shares for
    Mr. Barger; 314,835 shares for Mr. Centanni; 7,500 shares for Mr. Hansen; 9,000 shares for Mr. Hipp; 12,000 shares for Mr. McKenna; 3,000 shares for Ms. Schumacher; 9,000 shares for Mr. Thompson; 4,000 shares for

                                 8



    Mr. Carney; 70,803 shares for Mr. Roth; 76,100 shares for Mr. Shull; 16,668 shares for Mr. Pagliara; and
    534,906 shares for the group.

(4) Includes 4,050 shares owned by Mr. Centanni's wife, as to which Mr. Centanni shares voting and investment power pursuant to a trust arrangement.

(5) Includes 18,000 restricted shares, as to which Mr. Centanni has the right to vote and to receive dividends.
    Mr. Centanni must remain employed by the Company until February 23, 2006 as a condition to the vesting of these shares and the removal of their restrictions on transferability.

(6) Includes 228 shares owned by Mr. Shull's daughter, as to which Mr. Shull shares voting and investment power pursuant to a trust arrangement.

                                                                           PERCENT
          NAME AND ADDRESS                       AMOUNT AND NATURE OF        OF
        OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP       CLASS
        -------------------                      --------------------      -------
FMR Corporation...........................           1,575,305(1)           9.90%
82 Devonshire Street
Boston, Massachusetts 02109-3614

David L. Babson & Company, Inc............           1,195,391(2)           7.51%
One Memorial Drive
Cambridge, Massachusetts 02142-1300

Capital Group Int'l., Inc. et. al.........           1,012,450(3)           6.40%
11100 Santa Monica Blvd.
Los Angeles, California 90025

AXA Financial, Inc., et. al...............             962,622(4)           6.10%
1290 Avenue of the Americas
New York, New York 10104

Van Den Berg Management...................             829,012(5)           5.21%
1301 Capital of Texas Highway, Suite B-228
Austin, Texas 78746

--------
(1) Based on Schedule 13G, dated as of February 14, 2003, made by FMR Corp., Edward C. Johnson 3rd, and Abigail
    P. Johnson as supplemented by correspondence to the Company dated February 26, 2003. FMR Corp. disclosed that
    Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,575,305 shares of the Common Stock as a result of acting as investment advisor to various investment companies, one of which is Fidelity Low Priced Stock Fund, which owns 1,568,400 shares or
    9.859% of the Common Stock. Edward C. Johnson 3rd, FMR Corp., through its control of Fidelity, and the funds report sole investment power with respect to all shares beneficially owned. However, they report that voting power resides with the trustees of the funds, and that Fidelity carries out the voting under written guidelines from such trustees. Through their ownership of approximately 49% of the voting power of FMR Corp.
    and the execution of a shareholders' voting agreement, members of the Johnson family, including Edward C.
    Johnson 3rd and Abigail P. Johnson, may be deemed to control FMR Corporation.

(2) Based on Amendment No. 2 to Schedule 13G, dated as of January 30, 2003, made by David L. Babson & Company,
    Inc. ("Babson"). Babson reported that it has sole voting power with respect to 1,153,716 shares of Common
    Stock, shared voting power with respect to 41,675 shares of Common Stock and sole dispositive power with respect to 1,195,391 shares of Common Stock, all of which are owned by investment advisory client(s).

(3) Based on Amendment No. 2 to Schedule 13G, dated as of February 10, 2003, made by Capital Group International,
    Inc. ("CGI") and its subsidiary Capital Guardian Trust Company ("CGT"). CGI reported that it has sole voting power with respect to 783,990 shares of Common Stock and sole investment power with respect to 1,012,450 shares of Common Stock through its subsidiaries, which are investment management companies, but has disclaimed any voting or investment power itself. CGT is the beneficial owner of 900,250 of such shares of
    Common Stock, of which it has sole voting power over 671,790 shares and sole investment power over all
    900,250 shares.

                                 9



(4) Based on Amendment No. 2 to Schedule 13G, dated as of February 12, 2003, made by AXA Financial, Inc. ("AXA
    Financial") and certain affiliates, including AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D.
    Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, and AXA, (collectively "AXA"). AXA reported that it has sole voting power with respect to 841,124 shares of Common Stock, shared voting power with respect to 10,250 shares of Common Stock, and sole investment power as to all shares beneficially owned.
    Alliance Capital Management L.P., a subsidiary of AXA Financial, is the beneficial owner of all such shares, which were acquired for investment purposes on behalf of discretionary investment advisory accounts.

(5) Based on Amendment No. 1 to Schedule 13G, dated as of March 5, 2003, Van Den Berg Management ("Van Den Berg")
    reported that it has sole voting and dispositive power with respect to 7,005 shares of Common Stock and shared voting and dispositive power with respect to 822,007 shares of Common Stock.

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. During the fiscal year ended December 31, 2002, all reports required by insiders were filed in a timely manner.

                 EXECUTIVE MANAGEMENT COMPENSATION

    The following tables present compensation earned by the Chief
Executive Officer and the next four most highly compensated executive officers of the Company for the years indicated and information regarding stock option transactions by each officer in 2002.

                                                SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                          -----------------------------
                                               ANNUAL COMPENSATION        RESTRICTED        SECURITIES        ALL OTHER
                                             -----------------------         STOCK          UNDERLYING       COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR      SALARY($)      BONUS($)      AWARD(S)($)       OPTIONS(#)          ($)(1)
   ---------------------------     ----      ---------      --------      -----------       ----------       ------------
Ross J. Centanni.................  2002      $566,667       $322,000      $314,280(2)         34,500           $48,675
    Chairman, President & CEO      2001       520,833        515,000                          35,000            34,463
                                   2000       493,333        245,000                          70,000            30,075

Philip R. Roth...................  2002      $242,500       $200,000                           9,700           $18,338
    Vice President, Finance & CFO  2001       227,500        165,000                           9,000            13,163
                                   2000       215,000         65,000                          17,000            11,925

J. Dennis Shull..................  2002      $230,000       $110,000                           9,300           $14,850
    Vice President & General       2001       220,000        100,000                           9,000            12,600
      Manager, Compressor          2000       208,750         60,000                          17,000            11,644
      Division

Michael S. Carney(3).............  2002      $226,667       $110,000                               0           $11,100
    Vice President & General       2001        35,913         20,000                          12,000             1,316
      Manager, Blower Division

Tracy D. Pagliara(4).............  2002      $177,500       $135,000                           7,000           $12,803
    Vice President, General        2001       157,504        107,000                           6,500             8,887
    Counsel & Secretary            2000        48,336         40,000                          15,000             2,276

--------
(1) Amounts under "All Other Compensation" reflect the Company's matching contributions on behalf of each of the named executive officers to the Savings Plans and the related Excess Defined Contribution Plan, broken down as follows: Mr. Centanni ($5,400--Savings Plans and $43,275--Excess Plan); Mr. Roth ($9,000--Savings Plans
    and $9,338--Excess Plan); Mr. Shull ($3,600--Savings Plans and $11,250--Excess Plan); Mr. Carney
    ($8,250--Savings Plans and $2,850--Excess Plan); and Mr. Pagliara ($3,094--Savings Plan and $9,709--Excess
    Plan).

                                 10



(2) On February 24, 2003, the Management Development and Compensation Committee awarded Mr. Centanni a grant of 18,000 shares of Company restricted common stock having a fair market value as of the close of business on such date of $17.46 per share, or $314,280 in the aggregate. Mr. Centanni has the right to vote and to receive dividends with respect to these shares, but must remain employed by the Company until February 23,
    2006, as a condition to the vesting of these shares and the removal of their restrictions on transferability.

(3) Mr. Carney did not become employed by the Company until November 2001.

(4) Mr. Pagliara did not become employed by the Company until August 2000.

                                                   OPTION GRANTS IN 2002
                                                              INDIVIDUAL GRANTS
                                         ------------------------------------------------------------
                                           NUMBER OF        % OF TOTAL
                                          SECURITIES         OPTIONS
                                          UNDERLYING        GRANTED TO      EXERCISE
                                            OPTIONS         EMPLOYEES         PRICE        EXPIRATION         GRANT DATE
       NAME                              GRANTED(#)(1)       IN 2002        ($/SH)(1)       DATE(2)        PRESENT VALUE(3)
       ----                              -------------      ----------      ---------      ----------      ----------------
Ross J. Centanni...................         34,500            17.74%         $19.95         02/25/12           $241,859

Philip R. Roth.....................          9,700             4.99%         $19.95         02/25/12           $ 68,001

J. Dennis Shull....................          9,300             4.78%         $19.95         02/25/12           $ 65,197

Michael S. Carney(4)...............              0

Tracy D. Pagliara..................          7,000             3.60%         $19.95         02/25/12           $ 49,073

--------
(1) The exercise price is equal to the average of the high and low sales price of the Company's Common Stock on the date of grant and shall be payable in cash, shares of Common Stock, or stock appreciation rights or by a combination of the foregoing.

(2) These options have a ten-year term from the date of grant and are exercisable in increments of one-third each on the first, second and third anniversary dates following the date of grant. In the event of a change in control, holders may receive a cash payment equal to the fair value, as determined in accordance with the
    Plan, of that portion of any option that is not fully exercisable.

(3) The Black-Scholes option pricing model was used assuming a dividend yield of 0%, a risk-free interest rate of
    3.90%, an expected stock price volatility based on historical experience of 35.38% and an expected option life based on historical experience of 4.41 years. While the assumptions are believed to be reasonable, the reader is cautioned not to infer a forecast of value either from the model's use or from the values adopted for the model's assumptions. Any future values realized will ultimately depend upon the excess of the stock price on the date the option is exercised over the exercise price.

(4) Mr. Carney received no options in 2002 since he received an initial grant of options in November 2001 upon his employment with the Company.

                                          AGGREGATED OPTION EXERCISES IN 2002
                                          AND DECEMBER 31, 2002 OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                    OPTIONS AT                 IN-THE-MONEY OPTIONS
                                                               DECEMBER 31, 2002(#)         AT DECEMBER 31, 2002($)(2)
                              SHARES                          ----------------------        --------------------------
                            ACQUIRED ON      VALUE
      NAME                  EXERCISE(#)  RECEIVED($)(1)      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
      ----                  -----------  --------------      -------------------------      --------------------------
Ross J. Centanni..........      -0-           n/a            268,335           81,166       $1,586,865        $49,699

Philip R. Roth............      -0-           n/a             58,903           21,366          276,252         12,079

J. Dennis Shull...........      -0-           n/a             64,334           20,966          342,892         12,079

Michael S. Carney.........      -0-           n/a              4,000            8,000              -0-            -0-

Tracy D. Pagliara.........      -0-           n/a             12,167           16,333           47,627         23,911

--------
(1) The value received for shares acquired on exercise in 2002 is calculated using the difference between the fair market value of the Company's Common Stock, as indicated by the average of the high and low sales price of the Common Stock on the exercise date, and the option exercise prices.

(2) The value of the unexercised in-the-money options at December 31, 2002 is calculated using the difference between the fair market value of the Company's Common Stock, as indicated by the average high and low sales price of the Common Stock on December 31, 2002 ($19.725), and the option exercise prices.

                LONG-TERM CASH BONUS AWARDS IN 2002

    The following table shows the long-term cash bonus awards that were granted under the Incentive Plan for 2002 to each of the named executive officers.

                                                                                ESTIMATED FUTURE PAYOUTS UNDER
                                        NUMBER OF           PERFORMANCE OR        NON-STOCK PRICE-BASED PLANS
                                     SHARES, UNITS OR        OTHER PERIOD    -------------------------------------
                                       OTHER RIGHTS        UNTIL MATURATION   THRESHOLD     TARGET       MAXIMUM
         NAME & TITLE                     (#)(1)             OR PAYOUT(2)    ($ OR #)(2)  ($ OR #)(2)  ($ OR #)(2)
         ------------                ----------------      ----------------  -----------  -----------  -----------
Ross J. Centanni...............            85%                2002-2004          50%         100%         150%
     Chairman, President & CEO

Philip R. Roth.................            50%                2002-2004          50%         100%         150%
     Vice President, Finance
       & CFO

J. Dennis Shull................            50%                2002-2004          50%         100%         150%
     Vice President & General
       Manager, Compressor
       Division

Michael S. Carney..............            50%                2002-2004          50%         100%         150%
     Vice President & General
       Manager, Blower Division

Tracy D. Pagliara..............            50%                2002-2004          50%         100%         150%
     Vice President, General
       Counsel & Secretary

--------
(1) Represents the percentage of the participants' base salary at the end of 2003 that shall be eligible for calculation of the long-term cash bonus (the "Bonus Eligible Salary").

(2) The long-term cash bonus percentage will be tied to the compound growth rate of earnings before taxes for the
    Company's industrial businesses (i.e., excluding petroleum products) ("EBT") during the period January 1, 2002 through December 31, 2004. The utilization of the threshold, target or maximum percentages will depend upon the achievement of certain levels of compound growth rate of EBT during this

                                 12



        period, subject to adjustment as provided under the Incentive Plan. These percentages will be applied to the Bonus Eligible Salary to determine the long-term cash bonus for the period.

  REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                     ON EXECUTIVE COMPENSATION

    The goal of the Management Development and Compensation Committee (the "Committee") is to compensate the executive officers of Gardner Denver based on the scope of their responsibilities, the achievement of specific annual objectives and the Company's annual and longer term performance. Annually, the Committee reviews and establishes the compensation and benefits of the executives, including base salaries, annual bonus opportunities and awards under the Incentive Plan. These elements are intended to provide competitive pay, reward achievement of financial and strategic objectives and align the interests of the Company's executives with those of the Company's stockholders.

    None of the members of the Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, none of the members of the Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the Securities and Exchange Commission.

EXECUTIVE COMPENSATION REPORT

    The Company maintains a compensation plan for executive officers that consists of (i) base salary, (ii) annual incentive compensation through cash bonus opportunities and (iii) long-term incentives in the form of stock option grants and long-term cash bonuses. At the Committee's direction, the Company hired William M. Mercer, now known as Mercer Human Resource Consulting ("Mercer"), in late 2001 to perform a comprehensive review of the Company's executive officer and board of director compensation and retention practices, including annual compensation, long-term incentives and management continuity arrangements for competitiveness with other publicly held manufacturing companies with annual revenues of $350 million to $750 million, which are believed to be generally comparable to the Company (the "Peer Companies"). Data from national surveys was used to calculate competitive market data, to benchmark the compensation practices of the Company and to develop compensation projections and recommendations for each of the Company executive officers for 2002.

    The Company's compensation strategy is that: (a) the target annual cash compensation (base salary and annual bonus) of the Company's executive officers be based on the 60th percentile of the competitive market; and (b) the total compensation opportunity for such officers be based on the 70th percentile of the competitive market.

    At the Committee's direction, the Company also retained Mercer again in late 2002 to perform a review of the Company's executive officer compensation, including annual compensation, and long-term incentives and management continuity arrangements.

ANNUAL CASH COMPENSATION

    The following is a summary of the components of executive annual cash compensation.

    Base Salary. In February 2002, the Committee established a base salary target for each executive officer at approximately the 60th percentile of market levels based on the competitive market data. The goal in establishing the base salaries was to position the Company for future growth, to make the compensation program more competitive and to increase the Company's ability to attract and to retain executives. The Committee took into account, market competitiveness as reported in the Mercer study, the individual's responsibilities, experience, actual performance and impact on the business when setting each executive officer's actual base salary.

    Annual Incentive Compensation. An annual cash bonus opportunity is awarded by the Committee pursuant to the Annual Incentive Plan. The Annual Incentive Plan furthers the Board's goal of linking executive compensation to the Company's performance and shareholders' interests as a whole.

    Pursuant to the Annual Incentive Plan, the Committee is required to establish, no later than ninety days after the beginning of each year, performance goals for such year based upon one or more of the following performance measures: return on equity, assets, capital or investment; pre-tax or after-tax profit levels expressed in absolute dollars or earnings per share; and cash flow or similar measures. Performance goals may be identical for all participants or may be different to reflect more appropriate measures of individual performance. Performance goals must include a threshold level below which no award will be payable and a maximum award opportunity for each participant. The Committee is authorized to adjust the method of calculating attainment of performance goals in recognition of (i) extraordinary or nonrecurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting policies, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, nonrecurring gain or loss that is separately identified and quantified in the Company's financial statements. In addition, notwithstanding the attainment of the performance goals, annual incentive awards for participants may be denied or adjusted by the Committee, in its sole judgment, based on its assessment of the participant's performance. However, no upward adjustment may be made to an award for a participant if Section 162(m) of the Code would limit the deduction the Company may claim for that participant's compensation.

    In February 2002, the Committee established the performance goals and maximum bonus opportunities for the Annual Incentive Plan participants for 2002. Except for the Division General Managers, the performance goals were based on a weighted average of earnings per share (weighted at 60%) and the level of cash flow (weighted at 40%) generated by the Company in 2002. For Division General Managers, the measures were based on a weighted average of unit earnings before taxes (weighted at 60%) and earnings per share (weighted at 40%). The target bonus percentage range was 45-70% of participant base salaries for 2002, and was subject to increase to a maximum range of 90-140%, depending on the level of performance goal achievement. Bonus payments increase as performance levels increase. The maximum bonus payment is 200% of the target bonus opportunity.

    As noted above, except for the Division General Managers, the measures of corporate performance were based on earnings per share and the level of cash flow generated by the Company in 2002. Diluted earnings per share was included in the benchmark to reflect the effect of management's performance on stockholder return. Free cash flow was utilized in the benchmark due to the continued importance of cash flow in providing funds to pursue the Company's growth strategies. Free cash flow was defined as the sum of the Company's net cash provided by operating activities and net cash used for investing activities, excluding any cash related to capital spending or acquisitions completed in 2002. Division performance for each General Manager was assessed based on the respective division's earnings before taxes.

    Considering the performance goals for the 2002 Annual Incentive Plan, the Company had to generate diluted earnings per share of $1.45 and $42 million of operating cash flow in 2002 for the resulting bonus payments to provide market median cash compensation based on the competitive consensus data. In February 2003, the Committee evaluated and determined the degree to which the 2002 Annual Incentive Plan criteria had been met, as well as the performance of individual Plan participants. Based on this analysis, the Committee awarded 2002 cash bonus payments at an average of 108% of target levels. Other than for Mr. Centanni, these bonus payments included a one-time additional incentive award based on each executive's individual performance and 25% of their long-term incentive target. See, Compensation of CEO. Among other things, this one-time award was intended to compensate the participants for the Company's positive financial performance (including strong cash flow), and to aid in retention by providing participants with reward value, while the business goes through a down cycle due to the economy. The actual bonus payments for each of the named executive officers are shown on the Summary Compensation Table.

LONG-TERM INCENTIVES

    Under the Incentive Plan, designated employees are eligible from time to time to receive awards in the form of stock options, stock appreciation rights, restricted stock grants or performance shares or long-term cash bonuses, as determined by the Committee. The purpose of these awards is to promote the long-term financial interests of the Company by encouraging employees to acquire an ownership position in the Company and to provide incentives for specific employee performance. In selecting the recipients and size of the awards, the Committee considers each recipient's opportunity for significant contribution to the Company's future growth and profitability, without regard to their existing stock ownership. In 2002, the Committee granted long-term incentive awards between the median and the 75th percentile of the competitive market.

    Stock Options. The Committee currently utilizes stock options to provide the named executive officers and other key employees with incentives that are related to the long-term performance of the Company. The specific number of stock options granted to an executive is determined by the Committee, with the advice and counsel of Mr. Centanni and Mercer, based upon the individual's level of responsibility and a subjective judgment by the Committee of the executive's contribution to the financial performance of the Company. In 2002, stock options made up 50% of the executive's long-term incentive opportunity. Options are granted at the average market price for the Common Stock on the date of grant and have value only if the market price of the underlying Common Stock appreciates. In 2002, the Committee granted options with ten-year terms. Furthermore, since options are exercisable in cumulative increments of one-third each year over a three-year period, the Committee believes options provide an appropriate long-term incentive for those receiving grants, as well as stability in the work force.

    Long-Term Bonuses. As noted above, under the Incentive Plan, the Committee may also grant long-term cash bonus awards to the Chairman, Chief Executive Officer, President, any Executive Vice President, any Senior Vice President, any senior officer reporting directly to the Chief Executive Officer and any other Vice President or senior executive or officer designated by the Chief Executive Officer. Eligibility to receive a long-term cash bonus is tied to the achievement of certain Company performance targets over a pre-determined performance period. In 2002, long-term bonuses made up 50% of the executive's long-term incentive opportunity.

    The Committee is responsible for (i) determining the duration of each performance period, (ii) selecting which executive officers of the Company will be eligible to receive a long-term cash bonus for the performance period, (iii) selecting the business criteria to be applicable to the performance period from among those authorized,
(iv) establishing Company performance targets relative to the business criteria selected, (v) setting a base salary factor for each executive officer eligible to receive a long-term cash bonus for the performance period, and (vi) at the end of the performance period, determining the extent to which the performance targets have been achieved and the long-term cash bonuses payable to each eligible executive officer. The Company performance targets may be based on any one, or a combination, of the business criteria available for performance share awards, as described above. Concurrently with the selection of performance targets, the Committee must establish an objective formula or standard for calculating the maximum long-term cash bonus payable to each participating executive officer. All long-term cash bonuses are to be denominated in cash or restricted stock awards, as determined by the Committee and subject to the remaining provisions of the Incentive Plan. Except as otherwise determined by the Committee, in its discretion, each executive selected by the Committee as eligible to receive a long-term cash bonus with respect to a particular performance period must continue to be employed by the Company on the last day of such performance period to continue to be eligible to receive the long-term cash bonus.

    In February 2002, the Committee granted long-term cash bonus awards to certain executives. The long-term cash bonus percentage for the 2002 awards is tied to the compound growth rate of earnings before taxes, or EBT, for the Company's industrial businesses during the period January 1, 2002 through December 31, 2004. The utilization of threshold, target or maximum percentages will depend upon the achievement of certain compound growth rates of EBT during this period, subject to adjustment as provided under the Plan. These percentages will be applied to participants' base salaries at the end of 2004 to determine the long-term cash bonus for the period.

COMPENSATION OF CEO

    Mr. Centanni's base salary, annual bonus and long-term incentive awards for 2002 were determined as described above. In addition, the Committee also considered Mr. Centanni's individual performance for purposes of the annual bonus. Individual goals agreed upon between the Committee and Mr. Centanni included: acquisition of complementary companies; integration of acquisitions; implementation of enhanced

MIS systems deployment plan; achievement of material cost reductions; improvement of underperforming businesses and development of a new corporate strategic plan. Among other things, the Committee concluded that Mr. Centanni had strengthened the Company's executive management team during 2002. The Committee did not assign weights or apply any formula to these factors.

    In recognition of his past service to the Company and as a further long-term incentive opportunity, on February 24, 2003, the Committee also awarded Mr. Centanni 18,000 shares of Company restricted common stock. This award was made in lieu of the one-time additional incentive award cash bonuses provided to other executives. See, Annual Cash Compensation--Annual Incentive Compensation. Mr. Centanni has the right to vote and to receive dividends with respect to these shares. However, he must remain employed by the Company until February 23, 2006, as a condition to the vesting of the shares and the removal of their restrictions on transferability. See, Executive Management Compensation--Summary Compensation Table.

OTHER

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility by public corporations of non-performance based compensation paid to specified executive officers. The Company endeavors to maximize deductibility of compensation by qualifying certain compensation as performance-based under Section 162(m) to the extent practicable while maintaining competitive compensation. All cash compensation for 2002 paid to the Company's executive officers, and the compensation element of stock option shares received under the Company's Incentive Plan, qualified for deduction under the Code.

March 21, 2003

Richard L. Thompson, Chairperson
Thomas M. McKenna
Diane K. Schumacher

                      STOCK PERFORMANCE GRAPH

    The following table compares the cumulative total stockholder return for the Company's Common Stock on an annual basis from January 1, 1998 through December 31, 2002 to the cumulative total returns for the same periods of the: (a) Standard & Poor's 500 Stock Index; (b) Standard and Poor's 600 Index for Industrial Machinery, a pre-established industry index believed by the Company to have a peer group relationship with the Company; and (c) Standard & Poor's SmallCap 600, an industry index which includes the Company's Common Stock as of August 26, 1998. The following table also compares the cumulative total stockholder return for the Company's Common Stock on an annual basis from January 1, 1998 through December 31, 2001 to the cumulative return for the same period of the Standard and Poor's MidCap Index for Manufacturing (Specialized Industries), a pre-established industry index believed by the Company to have a peer group relationship with the Company. In 2001, Standard & Poor's reclassified all of its U.S. indices to reflect the Global Industry Classification Standard. As a result, the MidCap Index for Manufacturing (Specialized Industries) was discontinued for years after 2001. All information presented assumes the reinvestment of dividends. These indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of the Common Stock.

                              [GRAPH]

                         12/31/97  12/31/98  12/31/99  12/31/00  12/31/01  12/31/02

Gardner Denver             100        58        66        84       88         80
S&P 500 Index              100       129       156       141      125         97
S&P SmallCap 600 Index     100        99       111       124      132        113
S&P 600 Ind. Machy.        100        96       109       106      113        108
MidCap Specialized         100        87        97        96      136

                EMPLOYEE AND EXECUTIVE BENEFIT PLANS

    In addition to the Incentive Plan, the Savings Plans and group health, hospitalization and life insurance plans generally available to all employees, the Company also provides other benefit plans for employees and executive officers, some of which are described below.

RETIREMENT PLANS

    The Company maintains the Gardner Denver, Inc. Pension Plan (the "Pension Plan") and the Gardner Denver, Inc. Supplemental Excess Defined Benefit Plan (the "Excess Defined Benefit Plan") for the benefit of certain employees as defined in the Pension Plan. The Company also maintains certain other pension plans.

    Under the Pension Plan, the Company credits 4% of total compensation paid up to the Social Security wage base for the year, plus 8% of total compensation paid in excess of the Social Security wage base, annually to each individual's account. For purposes of the Pension Plan, total compensation is cash remuneration paid during the year by the Company to or for the benefit of a participant, including base salary for the current year and annual cash bonus earned during the prior year but paid in the current year for the executives named in the Summary Compensation Table.

    Benefits at retirement are payable, as the participant elects, in the form of a level annuity with or without survivorship or a lump-sum payment. The Company will maintain the status of the plans as qualified defined benefit plans through sufficient contributions to a trust fund to meet the minimum requirements under the Code.

    The Company also maintains the Excess Defined Benefit Plan. The Excess Defined Benefit Plan is a nonqualified plan providing certain employees, including those named in the Summary Compensation Table, Pension Plan benefits that cannot be paid from a qualified, defined benefit plan due to provisions of the Code. Under the Excess Defined Benefit Plan for 2002, the Company credited 4% of the amount of annual compensation in excess of $170,000, up to the $200,000 IRS annual compensation limit, and 12% of the amount of annual compensation in excess of the $200,000 IRS annual compensation, to the individual accounts of the participating employees, including those named in the Summary Compensation Table. The Excess Defined Benefit Plan is funded through contributions by the Company to a Rabbi Trust.

    For each of the individuals shown in the Summary Compensation Table, the following table shows current credited years of service, the year each attains age 65, and the projected annual pension benefit (including amounts payable under the Excess Defined Benefit
Plan) at age 65. The projected annual pension benefit assumes that benefits will be paid on a straight-life annuity basis, compensation for each executive officer continues at December 31, 2002 base salary levels plus an annual cash bonus equal to the average cash bonus received by each officer in 2002 and 2001, and an interest rate of 4.92% after December 31, 2002.

                                           YEARS OF
                                           CREDITED           YEAR
                                         SERVICE AS OF     INDIVIDUAL    ESTIMATED ANNUAL
                                         MARCH 7, 2003   REACHES AGE 65  BENEFIT AT AGE 65
                                         -------------   --------------  -----------------
        Ross J. Centanni...............       23              2010           $196,092

        Philip R. Roth.................        6              2016             82,074

        J. Dennis Shull................       27              2014             80,475

        Michael S. Carney..............        1              2022             52,419

        Tracy D. Pagliara..............        2              2028             89,023

STOCK REPURCHASE PROGRAM FOR EXECUTIVE OFFICERS

    The Company has granted stock options under the Incentive Plan to promote the Company's long-term interests, and executive officers have exercised a portion of such stock options in accordance with the Incentive Plan and applicable stock option agreements. The cumulative increase in the market price of the Company's Common Stock since the grant of some of these stock options resulted in the imposition of significant alternative minimum taxes on these employees. Therefore, the Company has established a Stock Repurchase Program for its executive officers, to provide a means for them to sell Gardner Denver Common Stock and obtain sufficient funds to meet alternative minimum tax obligations which arise from the exercise of incentive stock options. The program is intended to mitigate any potential disruption to an orderly trading market in the Company's Common Stock, which could result if the executives' trades were effected through securities brokers, in the context of the Company's relatively small average trading volume. The sales price under this program is the average of the high and low sales prices of the Company's Common Stock on the composite tape of the New York Stock Exchange on the date of the repurchase. The determination to sell shares under this program is final and must be submitted either on the day of the sale or no later than prior to the initiation of trading the following day. There were no share repurchases under the Plan from January 1, 2002 through March 7, 2003.

CHANGE IN CONTROL AGREEMENTS

    The Company has entered into Change of Control Agreements ("COC Agreements") with each of the individuals named in the Summary Compensation Table. The purpose of the COC Agreements is to encourage each of the executive officers to continue to carry out the officer's duties in the event of a possible change in control of the Company. The COC Agreements address adverse changes that may occur with respect to the executive's terms and conditions of employment, including position, location, compensation and benefits, following a change of control. If, during the 24-month period following a change in control, the Company terminates the executive officer's employment other than for cause or the executive officer terminates for good reason, the executive officer is generally entitled to receive: (i) accrued but unpaid compensation; (ii) cash equal to the amount of the highest annual bonus during the three preceding years; (iii) a lump sum payment of two times (a) the executive officer's annual base salary and (b) the highest annual bonus during the three preceding years; (iv) continued welfare benefits for two years; and (v) the vesting and continued accrual of benefits under any defined benefit retirement plans. The COC Agreements also prohibit the executive officer from disclosing confidential information and from soliciting the Company's employees, customers or clients.

    The Chief Executive Officer also has a COC Agreement. His benefits are the same as those described above, except that his lump sum payment is equal to three times his annual base salary and highest annual bonus during the three preceding years and his welfare benefits continue for a period of three years.

    For purposes of the COC Agreements, a "change in control" means the occurrence of any of the following events: (i) any person or group acquires beneficial ownership of 20% of the voting power of the Company; (ii) there is a change in the composition of a majority of the Board of Directors within any two-year period which change is not approved by certain of the directors who were directors at the beginning of such two-year period; (iii) the stockholders of the Company approve and the Company consummates a merger that results in a change in a majority of the combined voting power of the Company or the surviving entity; or (iv) the stockholders of the Company approve and the Company consummates a plan of complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company.

    The foregoing summary is qualified in its entirety by reference to the complete copy of the form of COC Agreements included as Exhibits 10.13 and 10.14 to the Company's Form 10-Q for the quarter ended June 30, 2002, which was filed with the Securities and Exchange Commission.

                      AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT AND FINANCE COMMITTEE

    Management is responsible for the Company's internal controls and the financial reporting process. KPMG LLP, the Company's independent public accountants, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit and Finance Committee's responsibility is to monitor and oversee these processes.

    In this context, the Audit and Finance Committee has met and held discussions with management and KPMG. Management represented to the Audit and Finance Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit and Finance Committee has reviewed and discussed the consolidated financial statements with management and KPMG. The Audit and Finance Committee specifically addressed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61.

    KPMG also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1, as modified or supplemented. As part of its review of the financial statements and the auditors' disclosures and report, the members of the Audit and Finance Committee also discussed with KPMG its independence. In this connection, the Audit and Finance Committee considered whether the types of services for which KPMG billed the Company fees during 2002 were compatible with maintaining such independence. See, Audit Committee Matters--Accounting Fees.

    The members of the Audit and Finance Committee are not professionally engaged in the practice of auditing or accounting and are not experts with respect to auditor independence. Members of the Audit and Finance Committee rely on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit and Finance Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

    Based on its discussions with management and the Company's independent auditors, and subject to the limitations on the role and responsibilities of the Audit and Finance Committee referred to above and in its charter, the Committee recommended to the Board that the financial statements be included in the Annual Report on Form 10-K for the period ended December 31, 2002, for filing with the Securities and Exchange Commission.

March 21, 2003


Donald G. Barger, Jr., Chairperson
Frank J. Hansen
Raymond R. Hipp

ACCOUNTING FEES

    The following summarizes the aggregate fees KPMG billed the Company for services relating to the year ended December 31, 2002.

    Audit Fees. The aggregate fees of KPMG billed, or expected to be billed, to the Company for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002 and the reviews of the financial statements included in the Company's Forms 10-Q for 2002 were $302,500. The Company was also billed $7,865 from Arthur Andersen, LLP for professional services rendered for reviews of financial statements included in the Company's Forms 10-Q for 2002. See, Relationship with Independent Public Accountants.

    Financial Information Systems Design and Implementation Fees. No fees were billed, or are expected to be billed, by KPMG to the Company for financial information systems design and implementation (the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X) for 2002.

    All Other Fees. The aggregate fees KPMG billed or expected to bill the Company for all other services for 2002 was $234,200, comprised of $187,500 for tax related services and $46,700 for benefit plan audits.

          RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    On June 26, 2002, based on the recommendation of the Audit and Finance Committee, the Board appointed KPMG to serve as the Company's independent public accountants for the fiscal year 2002. KPMG succeeded Andersen in that capacity.

    Andersen's audit reports on the Company's consolidated financial statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

    During the fiscal years ended December 31, 2001 and 2000, and through June 26, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years. Further, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

    During the years ended December 31, 2001 and 2000, and through June 26, 2002, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

    The Company provided Andersen and KPMG with a copy of the foregoing disclosures as required by SEC rules, and did not receive any statement from either Andersen or KPMG regarding the disclosures. Representatives of KPMG will be present at the 2003 Annual Stockholders Meeting. They will be available to answer appropriate questions and will have the opportunity to make a statement, if they desire to do so.

          STOCKHOLDERS' PROPOSALS FOR 2004 ANNUAL MEETING

    Stockholders' proposals intended to be presented at the 2004 Annual Meeting must be received by the Company at its principal executive offices (Attention: Corporate Secretary) on or before November 24, 2003 for inclusion in the Company's proxy materials for that meeting. Upon receipt of any proposal, the Company will determine whether or not to include such proposal in the proxy statement in accordance with the regulations governing the solicitation of proxies.

    Any stockholder proposal or nomination for director submitted other than for inclusion in the Company's proxy materials for that meeting must ordinarily be received by the Company at its principal executive offices (Attention: Corporate Secretary) no later than 90 days or more than 120 days prior to the meeting (i.e., which is currently anticipated to be January 7, 2004 and February 6, 2004, respectively, for the 2004 Annual Meeting), or such proposal will be considered untimely. However, if the Company changes the date of the meeting by more than 30 days from the date of the previous year's meeting, then such notice must be received within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made. The stockholder filing the notice of proposal or nomination must describe various matters regarding the proposal or nominee, including, but not limited to, name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

    Any stockholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Corporate Secretary at 1800 Gardner Expressway, Quincy, Illinois 62305.

                       GARDNER DENVER, INC.

                       Tracy D. Pagliara
                       Vice President, General Counsel and Secretary

March 21, 2003

                                                             ANNEX A

                        GARDNER DENVER, INC.

                AUDIT AND FINANCE COMMITTEE CHARTER

    Pursuant to Section 4.1 of the Bylaws of Gardner Denver, Inc. (the "Company"), the Board of Directors (the "Board") is required to designate an Audit and Finance Committee (the "Committee") and to adopt a charter, which may be amended from time to time, setting forth the powers and duties of the Committee. The Board and the Committee have approved and adopted this Charter.

PURPOSE OF THE COMMITTEE

    The purpose of the Committee shall be to assist the Board in fulfilling its oversight responsibilities with respect to:

    1. The integrity of the Company's financial statements and financial information provided to shareholders and others;

    2. The adequacy and effectiveness of the Company's disclosure controls and procedures and its internal controls and procedures for financial reporting;

    3. The adequacy and effectiveness of the Company's financial reporting principles and policies;

    4. The adequacy and effectiveness of the Company's internal and external audit processes; and

    5. The adherence to the Company's regulatory compliance policies and procedures.

COMPOSITION OF THE COMMITTEE

    The following requirements shall govern the composition of the Committee.

    1. Number. The Committee shall consist of not less than three
(3) independent directors appointed to serve at the pleasure of the Board.

    2. Independence. Each member of the Committee shall meet the independence requirements of the New York Stock Exchange, including, without limitation, that: (a) the member has no material relationship with the Company; and (b) the member's sole remuneration from the Company is his or her compensation as a director.

    3. Financial Literacy. Each member shall be financially literate or must become financially literate within a reasonable period of time after his/her appointment to the Committee. The "financially literate" qualification shall be interpreted by the Board in its business judgment. In exercising its business judgement, the Board shall consider determinations or definitions of such qualification by the New York Stock Exchange and/or the Securities and Exchange Commission, if available.

    4. Accounting or Financial Expertise. At least one member of the Committee, including the Chairman of the Committee, must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. An expert for this purpose is a person who has:

    a. an understanding of generally accepted accounting principles and financial statements;

    b. an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

    c. some experience preparing, auditing, analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities;

    d. an understanding of internal controls and procedures for financial reporting; and

    e. an understanding of audit committee functions.

    The expert must have acquired such attributes through any one or more of the following:

      i. Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

     ii. Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

    iii. Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

     iv. Other relevant experience.

POWERS AND DUTIES

    The powers and duties of the Committee shall be as follows:

     1. To have sole authority with respect to the following matters relating to the Company's independent public accounting firm (the "Accounting Firm")--appointment, discharge, oversight, compensation, approval of non-audit services and determination of independence;

     2. To review with the Accounting Firm and management the planned scope of the annual audit of the Company's consolidated financial statements and the results thereof;

     3. To review with management the planned scope of the Company's annual internal audit plan and the findings and conclusions of such internal audit;

     4. To receive and review reports at least annually from the Accounting Firm with respect to the following matters:

     a. all critical accounting policies and practices used by the Company in the preparation of its financial statements,

     b. all alternative treatments of financial information within GAAP discussed with management, including the ramifications of the use of any alternative treatments and the treatment preferred by the Accounting Firm,

     c. any other material, written communications between the Accounting Firm and management, including management letters or schedules of unadjusted differences,

     d. any problems with the audit, including disagreements with management, adjustments and communication, budget and staff issues, and

     e. the Accounting Firm's independence and internal quality control procedures, including material issues raised by quality-control review, peer review or governmental inquiries of the firm;

     5. To receive and review the annual report from the Accounting Firm regarding the Company's internal controls and procedures for financial reporting required pursuant to Section 404 of the Sarbanes Oxley law and to review such report with management;

     6. To review with the CEO, CFO and representatives of the management disclosure committee, the internal audit department and the Accounting Firm the effectiveness of the Company's internal controls and procedures for financial reporting and its disclosure controls and procedures, and any other material issues in connection with (i) earnings press releases, (ii) filings made with the Securities and Exchange Commission ("SEC"), as required and/or (iii) significant changes in accounting principles;

     7. To receive on at least an annual basis from the CEO, CFO,
Controller and such other financial executives of the Company as the Committee shall determine, the Code of Ethics Certification attached as Exhibit 1;
   ---------

     8. To hold such other conferences and conduct such other reviews with the Accounting Firm or with management as deemed necessary or appropriate;

     9. To establish procedures for the receipt, retention, treatment and handling of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns and complaints regarding accounting, internal controls and procedures for financial reporting or auditing matters;

    10. To address any attempt by an officer, employee or other person acting under the direction of management to fraudulently influence, coerce, manipulate or mislead the Accounting Firm for the purpose of creating materially misleading financial statements;

    11. To oversee Company management (the benefits committee), in its establishment of investment objectives, policies and performance criteria for the management of the Company's retirement and benefit plan assets;

    12. To review the performance of the Committee on an annual basis;

    13. To review and reassess the adequacy of the Committee's charter on an annual basis and to report such results to the Board;

    14. To monitor compliance with the Company's Conflicts of Interest and Ethical Conduct Policy and other policies and procedures, and related information, concerning environmental, legal and other matters which may represent material financial exposure or risk to the Company;

    15. To meet at least four (4) times per year on a quarterly basis;

    16. To adopt rules and make provisions as deemed appropriate for the conduct of such meetings, acting upon and recording matters within its authority and for making such reports to the Board as it may deem appropriate;

    17. To report to the Board on the results of reviews and conferences and submit to the Board any recommendations the Committee may have from time to time;

    18. To report on the Committee's activities and the quality of the Company's financial reports in the Company's annual proxy statement;

    19. To retain outside financial and legal advisors to assist it in meeting any of the above obligations, as necessary and appropriate; and

    20. To ensure that the Company provides for appropriate funding for payment of compensation to the Accounting Firm and any other outside advisors retained by the Committee.

PRINCIPLES AND REQUIREMENTS

    In meeting its duties and exercising its powers, the Committee shall be guided by the following principles and requirements.

    1. Management Responsibility. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Accounting Firm. It is also not the duty of the Committee to ensure compliance with laws and regulations and the Company's policies and procedures, including the Conflicts of Interest and Ethical Conduct Policy.

    2. Oversight Role. Effective audit committees should:

    a. understand the Company's risk profile and oversee risk assessment and management practices;

    b. approach their responsibilities with a degree of constructive skepticism, especially in reviewing the Company's financial reporting and financial controls with management and the internal and external auditors;

    c. focus on the important responsibility of overseeing the company's financial integrity, including reviewing and assessing the quality of senior management;

    d. confirm the quality of systems involved in the financial management of the Company;

    e. encourage and provide open lines of communication between the committee and both internal and external auditors as well as management;

    f. meet in executive sessions separately with the Accounting
Firm and internal auditor to review and assess financial reporting and financial controls and quality of financial reports;

    g. review the qualifications, quality, independence and reputation of the Accounting Firm and lead partner on an annual basis;

    h. require rotation of the lead partners and review partners of the audit engagement team at least every five (5) years; and

    i. review and discuss with management and the Accounting Firm the Company's critical accounting policies and the application and disclosure of these policies, prior to finalizing and filing annual reports.

    3. Internal Controls and Procedures for Financial Reporting. Internal controls and procedures for financial reporting are defined to encompass traditional financial controls, as well as the controls used by management over items that could have a financial impact. In addition to the commitment and articulated expectations of the Company's senior management, the foundation of the Company's internal controls and procedures for financial reporting should be rooted in the following five (5) components:

    a. Control Environment, including the integrity, ethical values and competence of the Company's people; management's philosophy and operating style; the way management assigns authority and responsibility and organizes and develops its people; and the attention and direction provided by the Board of Directors.

    b. Risk Assessment, including the identification and analysis of relevant risks to achievement of objectives, forming a basis for determining how the risks should be managed.

    c. Control Activities, which ensure that necessary actions are taken to address risks to achievement of the objectives.

    d. Information and Communication, including steps that ensure information is delivered and communication is provided down, across and up the organization.

    e. Monitoring, to assess the quality of the system over time through ongoing monitoring and separate evaluations, including thorough regular management supervision, with reports of deficiencies upstream.

    4. Fiduciaries and Investment Management Organizations. Fiduciaries and investment management organizations employed to assist in investing and managing the assets of the Company's retirement plans should comply with the Company's investment policies and objectives.

    5. Non-Audit Services. The Accounting Firm shall be prohibited from performing the following non-audit services for the Company:

    a. Bookkeeping or other services relating to the accounting records or financial statements of the Company;

    b. Financial information systems design and implementation;

    c. Appraisal or valuation services, fairness opinions, or contributions-in-kind reports;

    d. Actuarial services;

    e. Internal audit outsourcing services;

    f. Management functions or human resources;

    g. Broker, dealer, investment advisor or investment banking services;

    h. Legal services; and

    i. Any other services deemed by the Committee to be impermissible.

         , 200
---------     -

                                                           EXHIBIT 1

Audit and Finance Committee of the
 Board of Directors
Gardner Denver, Inc.
1800 Gardner Expressway
Quincy, IL 62305
Gentlemen:

    In my role as           of Gardner Denver, Inc. (the "Company"), I
                  ---------
certify to you that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

    To the best of my knowledge and ability:

    1. I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

    2. I provide constituents with information that is accurate, complete, objective, relevant, timely and understandable. I also take all necessary and reasonable steps to ensure that the Company provides full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the Securities and Exchange Commission and in other public communications made by the Company.

    3. I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies. I share knowledge and maintain skills important and relevant to my constituents' needs.

    4. I act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing my independent judgment to be subordinated.

    5. I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

    6. I proactively promote ethical behavior as a responsible partner among peers in my work environment. I comply in all material respects with the Company's Conflicts of Interest and Ethical Conduct Policy (Number CP-10-002). I also take all necessary and reasonable steps to ensure that (a) no Company employee uses his or her authority or influence for the purpose of interfering with, or retaliating against, another employee in connection with the disclosure of improper conduct, or the authorized implementation of related corrective action and (b) any employee found to have engaged in such interference or retaliation is subject to disciplinary measures, up to and including termination.

    7. I achieve responsible use of and control over all assets and resources employed or entrusted to me.



------------------------------------
Signature

[Gardner Denver logo]          -----------------------------------------------
c/o National City Bank               V O T E   B Y   T E L E P H O N E
Corporate Trust Operations     -----------------------------------------------
Locator 5352                   Have your proxy/voting instruction card
P. O. Box 92301                available when you call the TOLL-FREE NUMBER
Cleveland, OH 44193-0900       1-800-542-1160 using a touch-tone telephone.
                               You will be prompted to enter your Control
                               Number and then you can follow the simple prompts that will be presented to you to record your vote.

                               ------------------------------------------------
                                        V O T E   B Y   I N T E R N E T
                               ------------------------------------------------
                               Have your proxy/voting instruction card
                               available when you access the website
                               http://www.votefast.com. You will be
                               prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

                               ------------------------------------------------
                                            V O T E   B Y   M A I L
                               ------------------------------------------------
                               Please mark, sign and date your proxy/voting instruction card and return it in the POSTAGE-PAID ENVELOPE provided or return it to: Stock Transfer Dept (GDI) National City Bank, P.O.
                               Box 94509, Cleveland, OH 44101-4500.


----------------------   -----------------------   -----------------------------
   VOTE BY TELEPHONE         VOTE BY INTERNET              VOTE BY MAIL
Call TOLL-FREE using a   Access the Website and    Return your proxy/instruction
 touch-tone telephone:       cast your vote:         card in the postage-paid
    1-800-542-1160       http://www.votefast.com         envelope provided.
----------------------   -----------------------   -----------------------------

                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

  YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME

         ON MONDAY, MAY 5, 2003 TO BE COUNTED IN THE FINAL TABULATION.

                    ===================================
                     YOUR CONTROL NUMBER IS:
                    ===================================

           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.
--------------------------------------------------------------------------------
[Gardner Denver logo]  PROXY/VOTING INSTRUCTIONS SOLICITED BY THE BOARD OF
                       DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MAY 6, 2003.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL 1.

Proposal 1.   Election of Directors
              Nominees:
              (01) Ross J. Centanni
              (02) Richard L. Thompson

/ /  FOR ALL             To Withhold an individual nominee, mark
/ /  WITHHOLD ALL        "FOR All Except" and write the nominee's
/ /  FOR ALL EXCEPT      name on the line below.

     ------------------------------------------------------------

/ /  I plan to attend the Annual Meeting.

--------------------------------------------------------------------------------
Signature(s)                                                              Date

Please sign exactly as name(s) appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                      G A R D N E R  D E N V E R ,  I N C .
                         ANNUAL MEETING OF STOCKHOLDERS
                             MAY 6, 2003, 1:30 P.M.
                              QUINCY COUNTRY CLUB
                               2410 STATE STREET
                             QUINCY, ILLINOIS 62301


THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT. IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL YOUR PROXY CARD OR VOTE BY TELEPHONE OR VIA THE INTERNET.

                            STOCKHOLDER INFORMATION

CORPORATE OFFICES                     TRANSFER AGENT AND REGISTRAR

Gardner Denver, Inc.                  National City Bank, Dept. 5352
1800 Gardner Expressway               Corporate Trust Operations
Quincy, IL 62305-9364                 P.O. Box 92301
Telephone: (217) 222-5400             Cleveland, OH 44193-0900
E-mail address:                       Toll-free Telephone: (800) 622-6757
  mktg@gardnerdenver.com              E-mail address:
                                        shareholder.inquiries@nationalcity.com

NEWS RELEASES

News releases, including quarterly earnings releases, are available by visiting our website at http://www.gardnerdenver.com.

           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.
--------------------------------------------------------------------------------
The undersigned, having received the Notice and Proxy Statement for the Annual Meeting of Stockholders, hereby appoints each of Philip R. Roth and Tracy D. Pagliara as the true and lawful attorneys-in-fact, agents and proxies (with full power of substitution) to represent the undersigned and to vote at the Annual Meeting of Stockholders of the Company, to be held at the Quincy Country Club, 2410 State Street, Quincy, Illinois on Tuesday, May 6, 2003 at 1:30 p.m., local time, and any and all adjournments of the Meeting, in the manner specified, with respect to all shares of Common Stock of Gardner Denver, Inc. which the undersigned is entitled to vote. The undersigned also hereby directs UMB Bank, N.A., as trustee ("UMB Bank"), to represent the undersigned and to vote at such Meeting, and any and all adjournments of the Meeting, in the manner specified, with respect to all shares of Common Stock to which the undersigned, as a participant in the Gardner Denver, Inc. Retirement Savings Plan (and the Gardner Denver Supplemental Excess Defined Contribution Plan) and/or the Gardner Denver, Inc. Savings Plan (the "Savings Plans"), is entitled to direct the voting. Such representation and voting shall be according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the matters set forth on the front page of this proxy/ voting instruction card, as more fully described in the Notice and Proxy Statement.

Should any other matter requiring a vote of the stockholders arise, the proxies named above are authorized to vote in accordance with their discretion. The Board of Directors is not aware of any matter which is to be presented for action at the meeting, other than as set forth on this card.

THIS PROXY/VOTING INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AND DEEMED AN INSTRUCTION TO UMB BANK TO VOTE IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO INSTRUCTION IS MADE, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED, IN THE SAME PROPORTION (FOR OR AGAINST) AS THE SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED.

Shares of Common Stock held in the Savings Plans will be voted by UMB Bank as trustee of the Savings Plan. Voting instructions to UMB Bank regarding your Savings Plans shares must be received by 11:59 p.m. Eastern Time on May 2, 2003. Such voting instructions can be made in the same manner as other shares of Common Stock are voted by proxy (i.e., by returning the proxy card by mail or voting by telephone or via the Internet). After May 2, 2003, all Savings Plans shares for which voting instructions have not been received will be voted by UMB Bank in the same proportion (for or against) as the shares for which instructions are received.

                                   APPENDIX


     Page 17 of the printed proxy statement contains a Stock Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.